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                                                                    Exhibit 99.1


                                                               [GRAPHIC OMITTED]
                                                                          SYNOVA
                                                                      HEALTHCARE


COMPANY PRESS RELEASE
SYNOVA HEALTHCARE GROUP, INC.                              TRADING SYMBOL (SNVH)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE                                             Sept. 29, 2005

          SYNOVA HEALTHCARE GROUP, INC. SIGNS SHARE PURCHASE AGREEMENT
                         TO ACQUIRE 25% OF BIOPAD, LTD.

Media, PA: Synova Healthcare Group, Inc. (SNVH) announced today that it's wholly owned subsidiary, Synova Pre-Natal Healthcare, Inc. (Synova Pre-Natal), has entered into a share purchase agreement by and between Synova Pre-Natal and BioPad Ltd. ("BioPad"), and a shareholders' agreement by and among Synova Pre-Natal, BioPad and the holders of ordinary shares of BioPad. Under the terms and conditions of the share purchase agreement, Synova Pre-Natal agreed to purchase ordinary shares constituting twenty-five percent (25%) of the issued and outstanding ordinary shares of BioPad on a fully diluted basis (excluding options that may be granted to employees of BioPad in an amount equal to up to ten percent (10%) of the issued and outstanding ordinary shares of BioPad) for an aggregate purchase price of $2,630,000 in several closings commencing on November 15, 2005, and conditioned upon BioPad's satisfaction of certain operational milestones.

It was recently announced that Synova Pre-Natal had executed a distribution agreement with BioPad, Ltd., a research and development organization based in Israel. Under that agreement, BioPad, Ltd. will develop an innovative and non-invasive medical device that is expected to prove useful in the field of fetal monitoring. Synova Pre-Natal will become the exclusive distributor of this product in the initial territories of the USA, Canada and Mexico.

Fetal monitoring plays an important role in the obstetrical care of the pregnant mother. The device under development will be consistent with the mission of Synova Healthcare Group, Inc. which is to bring to market innovative, high quality, non-invasive medical diagnostics. Mr. Stephen King, CEO of Synova stated, "The signing of the agreement with BioPad is an important milestone for Synova. This development will allow Synova to expand our product offerings, and also confirms our dedication to female health care."


About Synova Healthcare Group, Inc.:
------------------------
Synova Healthcare Group, Inc. (SNVH), presently operates two wholly owned subsidiaries; Synova Healthcare, Inc. and Synova Pre-Natal Healthcare, Inc. The company distributes rapid, non-invasive medical diagnostics at retail for over-the-counter (OTC) use, and direct to health care providers for point of care (POC) use in the clinical setting. The company's products are designed to improve human health and quality of life by providing early and accurate awareness of the onset of certain medical conditions.

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This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information set forth in this Press Release including such forward-looking statements. This press release does not constitute an offer to sell or the solicitation of an offer to buy; nor will there be any sale of securities of Synova Healthcare Group, Inc. in any state where such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of those states.


Corporate Contact Information:
------------------------------

Synova Healthcare Group, Inc
1400 N. Providence Road, Ste. 6010
Media, PA   19063
Tel: 610-565-7080
Fax: 610-565-7081

www.synovahealthcare.com
------------------------

Inquiries may also be directed to: customerservice@synovahealthcare.com







                          SYNOVA HEALTHCARE GROUP, INC.
   1400 N. PROVIDENCE ROAD/SUITE 6010/BUILDING 2 o MEDIA/PENNSYLVANIA o 19063
                       TEL: 610-565-7080/FAX: 610-565-7081